UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 5, 2021

SOUTHERN MISSOURI BANCORP, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-23406	43-1665523
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

2991 Oak Grove Road, Poplar Bluff, Missouri	63901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (573) 778-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.  Regulation FD Disclosure.

Set forth below is investor presentation material of Southern Missouri Bancorp, Inc. to be presented Thursday, August 5, 2021, at the 2021 Virtual KBW Community Bank Investor Conference.

NASDAQ: SMBC August 5, 2021

Important Statements Forward Looking Statements This presentation may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding Southern Missouri Bancorp, Inc. (the “Company”). These forward-looking statements may include, without limitation, statements with respect to anticipated future operating and financial performance, growth opportunities, interest rates, cost savings and funding advantages expected or anticipated to be realized by management. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify these forward looking statements. Forward-looking statements by the Company and its management are based on beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions of management and are not guarantees of future performance. The important factors we discuss below, as well as other factors identified in this filing and in our other filings with the SEC and those presented elsewhere by our management from time to time, could cause actual results to differ materially from those indicated by the forward-looking statements made in this document: potential adverse impacts to the economic conditions in the Company’s local market areas, other markets where the Company has lending relationships, or other aspects of the Company’s business operations or financial markets, generally, resulting from the ongoing COVID 19 pandemic and any governmental or societal responses thereto; expected cost savings, synergies and other benefits from our merger and acquisition activities, including our ongoing and recently completed acquisitions, might not be realized within the anticipated time frames, to the extent anticipated, or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; the strength of the United States economy in general and the strength of the local economies in which we conduct operations; fluctuations in interest rates and in real estate values; monetary and fiscal policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and the U.S. Government and ther governmental initiatives affecting the financial services industry; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses; our ability to access cost-effective funding; the timely development of and acceptance of our new products and services and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors’ products and services; fluctuations in real estate values and both residential and commercial real estate markets, as well as agricultural business conditions; demand for loans and deposits in our market area; legislative or regulatory changes that adversely affect our business; changes in accounting principles, policies, or guidelines; results of examinations of us by our regulators, including the possibility that our regulators may, among other things, require us to increase our reserve for loan losses or to write-down assets; 2

Forward Looking Statements, continued the impact of technological changes; and our success at managing the risks involved in the foregoing. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Financial Data Financial information presented as of and for the year ended June 30, 2021, is provided on a preliminary basis and is unaudited. Non-GAAP Financial Measures Tangible common equity, tangible book value per common share, core diluted earnings per common share, and core net interest margin are financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are supplemental and not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures used by other companies. We calculate tangible common equity by excluding the balance of intangible assets from common stockholders’ equity. We calculate tangible book value per common share by dividing tangible common equity by common shares outstanding, less restricted common shares not vested, as compared to book value per common share, which we calculate by dividing common stockholders’ equity by common shares outstanding, less restricted common shares not vested. We believe that this is consistent with the treatment by bank regulatory agencies, which generally exclude intangible assets from the calculation of risk-based capital ratios. We calculate core diluted earnings per common share by excluding from net interest income the accretion of fair value discount on the acquired loan portfolio and amortization of fair value premium on the acquired time deposit portfolio resulting from the fiscal 2015 acquisition of Peoples Bank of the Ozarks (the Peoples Acquisition), the fiscal 2017 acquisition of Capaha Bank (the Capaha Acquisition), the fiscal 2018 acquisition of Southern Missouri Bank of Marshfield (the SMB Acquisition), the fiscal 2019 acquisition of Gideon Bancshares (the Gideon Acquisition), and the fiscal 2020 acquisition of Central Federal Bancshares (the Central Federal Acquisition) and also excluding from noninterest expense the acquisition expenses we incurred during fiscal years 2017, 2018, 2019, and 2020 resulting from the acquisitions we undertook during those years. We believe that core diluted earnings per common share is useful in assessing our core operating performance, particularly when comparing periods or when comparing our operating performance to the operating performance of our industry peers. We calculate core net interest margin by excluding from net interest income the accretion of fair value discount on the acquired loan portfolio and amortization of fair value premium on the acquired time deposit portfolio resulting from the Peoples Acquisition, the Capaha Acquisition, the SMB Acquisition, the Gideon Acquisition, and the Central Federal Acquisition. We believe that each of these non-GAAP financial measures provides information that is important to investors and that is useful in understanding our capital position and ratios. Reconciliations of the non-GAAP measures of tangible common equity, tangible book value per common share, core diluted earnings per common share, and core net interest margin to the GAAP measures of common stockholders’ equity, book value per common share, diluted earnings per common share, and net interest margin are set forth below. Important Statements (cont.) 3

Important Statements (cont.) 4 Dollars in thousands, except per share data June 30, 2016 June 30, 2017 June 30, 2018 June 30, 2019 June 30, 2020 June 30, 2021 Common stockholders' equity 125,966 $ 173,083 $ 200,694 $ 238,392 $ 258,347 $ 283,423 $ Less: Goodwill 4,556 8,631 13,078 14,089 14,089 14,089 Less: Other intangible assets, net 3,295 6,759 6,918 9,239 7,700 7,129 Tangible common equity 118,115 $ 157,693 $ 180,698 $ 215,064 $ 236,558 $ 262,205 $ Book value per common share 17.02 $ 20.19 $ 22.38 $ 25.74 $ 28.39 $ 31.94 $ Less: Intangible assets per common share 1.06 1.79 2.23 2.52 2.39 2.39 Tangible book value per common share 15.96 $ 18.40 $ 20.15 $ 23.22 $ 26.00 $ 29.55 $ Share information Common shares outstanding 7,437,616 8,591,363 8,996,584 9,289,308 9,127,390 8,905,198 Adjustment for restricted common shares not vested (36,800) (18,775) (28,700) (28,250) (28,025) (31,845) Common shares for book value determination 7,400,816 8,572,588 8,967,884 9,261,058 9,099,365 8,873,353 As of

Important Statements (cont.)

Dollars in thousands, except per share data	For the year ended June 30, 2016	June 30, 2017	June 30, 2018	June 30, 2019	June 30, 2020	June 30, 2021
Net income	$ 14,848	$ 15,552	$ 20,929	$ 28,904	$ 27,545	$ 47,180
Non-core (income) and expense items:						
Net interest income resulting from accretion of fair value discount on acquired loans and amortization of fair value premium on acquired time deposits resulting from the Peoples, Capaha, SMB-Marshfield, Gideon, and Central Federal Acquisitions	(1,707)	(1,493)	(2,253)	(2,905)	(1,804)	(1,939)
Acquisition expenses	-	710	925	829	1,170	-
Total non-core (income) and expense items	(1,707)	(783)	(1,328)	(2,076)	(634)	(1,939)
Income tax effect of non-core items[(1)]	(657)	(290)	(388)	(465)	(142)	(434)
After tax impact of non-core (income) and expense items	(1,050)	(493)	(940)	(1,611)	(492)	(1,505)
Core net income	13,798	15,059	19,989	27,293	27,053	45,675
Less: distributed & undistributed earnings to participating securities	-	-	-	-	-	153
Less: Preferred dividend and redemption charge	85	-	-	-	-	-
Core income available to common shareholders	$ 13,713	$ 15,059	$ 19,989	$ 27,293	$ 27,053	$ 45,522
Diluted earnings per common share	$ 1.98	$ 2.07	$ 2.39	$ 3.14	$ 2.99	$ 5.22
Less: Impact of non-core items on diluted earnings per common share	(0.14)	(0.07)	(0.10)	(0.17)	(0.05)	(0.17)
Core diluted earnings per common share	$ 1.84	$ 2.00	$ 2.29	$ 2.97	$ 2.94	$ 5.05
Average basic common shares	7,430,170	7,483,350	8,734,334	9,193,235	9,189,876	9,007,813
Average diluted common shares	7,458,759	7,510,880	8,745,522	9,203,909	9,199,169	9,010,736
Net interest margin (annualized)	3.80%	3.74%	3.78%	3.78%	3.72%	3.77%
Less: annualized impact of excluding accretion of fair value discount on acquired loans and amortization of fair value premium on acquired time deposits related to the Peoples, Capaha, SMB-Marshfield, Gideon, and Central Federal Acquisitions	0.14%	0.10%	0.14%	0.15%	0.08%	0.08%
Core net interest margin (annualized)	3.66%	3.64%	3.64%	3.63%	3.64%	3.69%

(1) Reflects combined federal/state marginal income tax rate of 38.5% for the year ended June 30, 2016; a rate of 37.0% for the year ended June 30, 2017; a rate of 29.2% for the year ended June 30, 2018; and a rate of 22.4% for the years ended June 30, 2019 through 2021

5

Company Overview Headquartered in Poplar Bluff, MO, with locations across southern Missouri, in northeast and north-central Arkansas, and in southern Illinois. $2.7 billion in assets as of June 30, 2021. Loans, net, totaled $2.2 billion; deposits were $2.3 billion; stockholders’ equity totaled $283 million. Tangible common equity* of $262.2 million results in TBV/common share* of $29.55 at June 30, 2021, which has grown at a compounded annual growth rate of 13.1% since June 30, 2016. The Company’s profitability was significantly impacted in FY 2021 by recognition of origination fees on SBA Paycheck Protection Program (PPP) loans, as forgiveness payments were received and accretion of the deferred fees was accelerated. The fees, recognized as loan interest income, resulted in additional $3.4 million pre-tax income in FY 2021, with no comparable item in FY 2020, increasing diluted EPS by $0.30, net of tax, and net interest margin by 14 basis points. Effective July 1, 2020, the Company adopted ASU 2016-13, the current expected credit losses, or “CECL” standard. The allowance for credit losses increased to 1.61% of gross loans (1.71% of loans excluding PPP) at September 30, 2020, as compared to 1.16% of gross loans (1.24% of loans excluding PPP) prior to adoption, at June 30, 2020. At adoption, the Company posted a one-time cumulative effect adjustment of $7.2 million to retained earnings, reflecting the increase in the allowance, net of deferred taxes. The resulting reduction to book value per share was approximately $0.79. At June 30, 2021, as the outlook for economic conditions improved, the allowance for credit losses declined to 1.49% of gross loans (1.53% of loans excluding PPP), and for fiscal year 2021, the Company recorded a negative provision for credit losses of $1.0 million, inclusive of a negative provision of $602,000 related to funded loan balances, and a negative provision of $422,000 related to unfunded credit commitments. In fiscal 2020, the Company recorded a provision for loan losses totaling $6.0 million, and a provision for off-balance sheet credit exposure (a component of noninterest expense in fiscal 2020 and prior) of $648,000. The year-over-year impact of changes in the provision was $7.7 million pre-tax, increasing diluted EPS for FY 2021 by $0.66, relative to FY 2020. * See “Important Statements – Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures. 6

Company Overview (cont.) Recent acquisition activity: In May 2020, the Company acquired Central Federal Savings and Loan, Rolla, Missouri, adding a single location with $51 million in loans and $47 million in deposits. In November 2018, the Company acquired First Commercial Bank, adding $144 million in loans and $171 million in deposits. The Company retained seven acquired locations, all in southeast Missouri. In February 2018, the Company acquired Southern Missouri Bank of Marshfield, located in a community within the Springfield, Missouri MSA, adding $68 million in loans, and $70 million in deposits. In June 2017, the Company acquired Capaha Bank, with six locations in Cape Girardeau and Jackson, Missouri; and three locations in southern Illinois. The acquisition added $152 million in loans, and $167 million in deposits. In August 2014, the Company acquired Peoples Bank of the Ozarks, adding 10 locations in southwest Missouri, including eight in the Springfield, Missouri MSA, with $190 million in loans and $222 million in deposits. The Company has issued common stock in its three of its last four acquisitions. The most recent acquisition was all-cash. The Company completed a planned repurchased of 450,000 shares (approximately 4.8% of previously outstanding shares) in May 2021, having originally announced the plan in November 2018 and after pausing it from March to October 2020, in the initial months of the COVID-19 pandemic. In May 2021, the Company announced a plan to repurchase an additional 445,000 shares. In June 2017, the Company completed an “at-the-market” (ATM) offering of common shares for net proceeds of $24.1 million. 7

Branch Map Southern Bank operates 49 banking facilities across southern Missouri, northeast and north-central Arkansas, and southern Illinois. 8 Source: S&P Global Market Intelligence

Profitability and Earnings History Return on average common equity Historical diluted common EPS and core diluted common EPS* 9 Data is for the fiscal years ended June 30. * See “Important Statements – Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures. Return on average assets 12.3% 11.7% 11.3% 13.1% 11.1% 17.7% FY 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 $1.84 $2.00 $2.29 $2.97 $2.94 $5.05 $1.98 $2.07 $2.39 $3.14 $2.99 $5.22 FY 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 Core Diluted Common EPS* Diluted Common EPS

Earnings Components Net interest income, NIM, and core NIM* (dollars in thousands) Efficiency ratio & noninterest expense / average assets Data is for the fiscal years ended June 30. Acquisition-related costs of $710,000 in FY 2017, $925,000 in FY 2018, $829,000 in FY 2019, and $1.2 million in FY 2020 increased the Efficiency Ratio and our Noninterest Expense/Average Assets by 1.1 percentage points and five basis points, respectively, in FY 2017; by 1.2 percentage points and five basis points, respectively, in FY 2018, by 0.9 percentage points and four basis points, respectively, in FY 2019; and by 1.2 percentage points and nine basis points, respectively, in FY 2020. * See “Important Statements – Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures. 10 Interest income recognized on resolution of particular NPLs during FY 2020 resulted in 4 bps addition to NIM and core NIM*. Interest income recognized on PPP loans due to early prepayment (forgiveness) added 14 bps to NIM and core NIM* in FY 2021. $46,952 $51,122 $62,383 $72,782 $80,136 $92,686 3.80% 3.74% 3.78% 3.78% 3.72% 3.77% 3.66% 3.64% 3.64% 3.63% 3.64% 3.69% 3.40% 3.65% 3.90% $0 $20,000 $40,000 $60,000 $80,000 $1,00,000 FY 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 Net Interest Income Net Interest Margin Core Net Interest Margin* 57.0% 60.8% 57.7% 55.9% 57.4% 48.0% 2.38% 2.51% 2.39% 2.28% 2.33% 2.05% 1.80% 2.00% 2.20% 2.40% 2.60% 40.0% 45.0% 50.0% 55.0% 60.0% 65.0% FY 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 Efficiency Ratio Non-Interest Exp. / Avg. Assets

Credit Quality Performance Data is as of and for the fiscal years ended June 30. NPLs are defined as nonaccrual loans plus loans past due 90 days or more and still accruing. NPAs are defined as nonaccrual loans, plus loans past due 90 days or more and still accruing, plus other real estate owned, plus other repossessed assets. NCOs are net charge-offs. NPLs / loans Reserves / gross loans Reserves / NPAs NCOs / average loans 11 Gideon Acquisition, November 2018 1.20% 1.10% 1.15% 1.07% 1.16% 1.49% 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% FY 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 153% 246% 139% 80% 224% 409% 0% 100% 200% 300% 400% 500% FY 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 0.09% 0.05% 0.02% 0.02% 0.04% 0.03% 0.00% 0.05% 0.10% 0.15% FY 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021

Loan Growth Loan portfolio, at period end (gross loans, excluding loans in process and deferred loan fees; dollars in millions) Data is as of the fiscal years ended June 30. Residential real estate includes multifamily. Acquisitions over this time period included the following loan portfolios, noted at fair value on the acquisition date: Central Federal Acquisition, May 2020: $51 million Gideon Acquisition, November 2018: $144 million SMB Acquisition, February 2018: $68 million Capaha Acquisition, June 2017: $152 million 12 PPP loan balances totaled $132.3 million at June 30, 2020, and $63.0 million at June 30, 2021.

Loan Portfolio Composition Loans, as of June 30, 2021 Loans, as of June 30, 2016 13 Residential R/E , 34.2% Commercial R/E , 30.4% Agricultural R/E , 8.9% Construction R/E , 4.8% Commercial Business , 11.2% Agricultural Operating & Equip. , 6.4% Consumer and Other , 4.0%

Deposit Growth Deposits, at period end (dollars in millions) Data is as of the fiscal years ended June 30. Acquisitions over this time period included the following deposit balances assumed, noted at fair value on the acquisition date: Central Federal Acquisition, May 2020: $47 million Gideon Acquisition, November 2018: $171 million SMB Acquisition, February 2018: $68 million Capaha Acquisition, June 2017: $167 million 14

Deposit Portfolio Composition Deposits, as of June 30, 2021 Deposits, as of June 30, 2016 15 CDs >= $250,000 , 5.2% Brokered CDs (not reciprocal) , 0.2% CDs < $250,000 , 18.7% Savings , 9.9% MMDAs , 10.9% NOW , 39.7% Noninterest , 15.4%

COVID-19 Deferrals & Modifications 16 The Company has adopted treatment allowed under the CARES Act and subsequent legislation to not report as TDRs certain loans that were otherwise current and performing prior to the COVID-19 pandemic, but for which borrowers experienced or expected financial difficulties due to the effects of the pandemic: At June 30, 2020, loans granted full payment deferrals totaled $117.3 million, and loans granted modifications to make interest-only payments totaled $168.9 million. At December 31, 2020, no loans were granted full payment deferrals, and loans granted modifications to make interest-only payments totaled $40.3 million. At June 30, 2021, no loans were granted full payment deferrals, and loans granted modifications to make interest-only payments totaled $23.9 million. Of the $23.9 million in loans under a COVID-related payment modification, $23.7 million, all of which represent loans secured by metro-area hotels, has been designated a “watch” or “special mention” credit.

Stock Valuation Dividends per common share and dividend yield Tangible book value per common share* and closing stock price TBV/CS annualized growth of 13.0%, including impact of CECL adoption** 17 Data is as of and for the fiscal years ended June 30. Stock price used to calculate dividend yield is the period end closing stock price. * See “Important Statements – Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures. ** Compound annualized growth rate for tangible book value per common share from June 30, 2016 through June 30, 2021. Quarterly dividend increased to $0.20 per share effective with August 2021 payment. $15.96 $18.40 $20.15 $23.22 $26.00 $29.55 $23.53 $32.26 $39.02 $34.83 $24.30 $44.96 $0.00 $10.00 $20.00 $30.00 $40.00 $50.00 $60.00 FY 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 Tangible Book Value per Common Share* Closing Stock Price

Stock Performance – Five Year Total Return Data is as of August 3, 2021, when our closing stock price was $45.46. Three-year total returns are: SMBC, 22.5%; S&P US BMI Banks, 19.8%; S&P 500, 64.6%; Russell 2000, 38.2%. One-year total returns are: SMBC, 108.0%; S&P US BMI Banks, 66.8%; S&P 500, 35.8%; Russell 2000, 48.1%. Source: S&P Global Market Intelligence 18

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date: August 5, 2021	By:	/s/ Greg A. Steffens
Greg A. Steffens
President and Chief Executive Officer